Exhibit 99.1

Hertz Names Stephen M. Scherr as Chief Executive Officer

Former CFO of Goldman Sachs joins Company to lead its transformation and growth

ESTERO, Fla., February 4, 2022 /PRNewswire/ -- Hertz announced today that it has named Stephen M. Scherr as Chief Executive Officer to lead the iconic rental car company as it helps shape the next era in global mobility and travel.

Scherr will lead Hertz and its global workforce of nearly 25,000 in its continued transformation to deliver products and services to customers that meet their evolving needs. The company will execute on its core priorities of shared mobility, electrification and a digital-first customer experience by combining its expertise in fleet management with new technology and a history of innovation. In all, the Company’s objective will be to drive growth and create value for its stakeholders. Scherr will assume his role as CEO and board member of Hertz on February 28, 2022.

"Hertz is an extraordinary brand and a resilient business that is perfectly positioned to reshape how people move about in a safe, convenient, affordable and more environmentally-friendly way,” said Scherr. "I am thrilled to join Hertz and lead the team as we put our customers at the center of our business and partner with those who believe in our vision for the future of mobility. We are committed to giving our customers a world class experience deserving of Hertz’s storied 103-year history."

Scherr spent nearly three decades at Goldman Sachs leading a range of strategic and operational functions, departing the firm as Chief Financial Officer at the end of last year. He was a principal architect and leader of the bank’s new consumer business, helping to build Marcus by Goldman Sachs and leading the launch of AppleCard. In addition to his experience standing up a digital consumer business, Scherr brings to Hertz deep experience in building business partnerships, which will be particularly valuable to Hertz as the company strengthens its relationships and alliances across a range of industries.

"Stephen is the leader Hertz needs to grow our business and to have a formidable position in the future of mobility and fleet management," said Greg O'Hara, Chairperson of Hertz’s Board and founder and senior managing director at Certares. "He is a proven strategist, innovator and leader with a track record of earning customer loyalty.”

“We have bold plans for Hertz over the long haul and we need a leader who knows how to turn big ideas into reality while inspiring people to work hard for change,” said Tom Wagner, Hertz board member and founder of Knighthead Capital. “Stephen has the patience, tenacity and charisma needed to push Hertz forward. We are certain that he will win the confidence of our valued customers, our hard-working employees and the company’s investors.”

O’Hara added: “We also want to thank Mark Fields for guiding Hertz over the past several months as we successfully relisted and established the foundation for the new Hertz. We look forward to continue working with Mark as a director on our Board."

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About Hertz

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the federal securities laws. Words such as "expect", “will” and "intend" and similar expressions identify forward-looking statements, which include but are not limited to statements related to our positioning, strategy, vision, forward looking investments, conditions in the travel industry and our financial and operational condition. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including those in our risk factors that we identify in our Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (the “SEC”) on November 3, 2021, our most recent annual report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 26, 2021, and any updates thereto in the Company's quarterly reports on Form 10-Q and current reports on Form 8-K. We caution you not to place undue reliance on our forward-looking statements, which speak only as of their date, and we undertake no obligation to update this information.

Contact:

Prosek Partners

David Wells

(347) 380-0930

Pro-hertz@prosek.com

Hertz Media Relations

mediarelations@hertz.com